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                                                                    Exhibit 99.3
                                 REVOCABLE PROXY

                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS OF BRIDGEPORT SAVINGS AND LOAN ASSOCIATION

         The undersigned member of Bridgeport Savings and Loan Association, a savings and loan association incorporated under Ohio law (the "Association"), hereby nominates, constitutes and appoints ____________ and _______________, or either one of them, as proxy or proxies for the undersigned member, each with full power of substitution and resubstitution, to vote all of the votes which the undersigned member is entitled to cast at the Special Meeting of the Members of the Association to be held at ____ __.m., local time, on ___________, 1997, at __________________, Bridgeport, Ohio, and at any adjournments thereof (the "Special Meeting"), on the following matters and in the manner specified below:

          1. The approval of the Plan of Conversion, a copy of which is attached as Exhibit A to the Summary Proxy Statement mailed to the undersigned member in connection with the Special Meeting, pursuant to which the Association would convert from a mutual savings and loan association incorporated under Ohio law to a permanent capital stock savings and loan association incorporated under Ohio law and become a wholly-owned subsidiary of Ohio State Financial Services, Inc., an Ohio corporation organized for the purpose of purchasing all of the capital stock to be issued by the Association in connection with the Conversion.

                      FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


          2. The adoption of the Amended Articles of Incorporation of the Association, a copy of which is attached to the Plan of Conversion as Exhibit I.

                      FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


          3. The adoption of the Amended Constitution of the Association, a copy of which is attached to the Plan of Conversion as Exhibit II.

                      FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


          4. In their discretion, upon such other matters as may properly come before the Special Meeting.

         This Revocable Proxy will be voted as directed by the undersigned member. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION, FOR THE ADOPTION OF THE AMENDED ARTICLES OF INCORPORATION AND FOR THE ADOPTION OF THE AMENDED CONSTITUTION.

         Without affecting any vote previously taken, this Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Association a later dated proxy, or (ii) giving notice of revocation in writing to the Secretary of the Association or in open meeting to the inspectors of election.

                      IMPORTANT: PLEASE SIGN AND DATE THIS
                      REVOCABLE PROXY ON THE REVERSE SIDE.



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                                      PROXY

          Receipt of the Summary Proxy Statement of the Association and the Prospectus of Ohio State Financial Services, Inc. dated ______________, 1997, is hereby acknowledged by the undersigned.

                                            -----------------------------------
                                            Signature

                                            Dated:  _____________________, 1997

NOTE: Please sign your name exactly as it appears on this Revocable Proxy. Joint accounts require only one signature. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.